Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Eric Boyriven/Jim Olecki
Press: Scot Hoffman
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES RESTRUCTURING OF
J & L INDUSTRIAL SUPPLY MANAGEMENT TEAM

Melville, NY, July 20, 2006 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC or the Company” one of the premier distributors of MRO supplies to industrial customers throughout the United States, today announced a restructuring of the management team of J & L Industrial Supply, which was acquired by MSC in June, 2006.  As part of the restructuring, Michael Wessner, President of J & L, will be leaving J & L at the end of the current fiscal year. Nicholas Darin, Vice President of Finance/Purchasing of J & L, and Charles Moyer, Vice President of Marketing of J & L, will be leaving J & L effective July 21, 2006.  Their responsibilities will be transitioned to the executive management of MSC.  In relation to the departure of these executives, the Company will recognize a one-time, after-tax charge of approximately $1.2 million, or $0.02 per diluted share, in its fiscal 2006 fourth quarter financial results.

David Sandler, President and Chief Executive Officer of MSC, commented, “Mike, Nick and Chuck have successfully built J & L Industrial Supply into a first class business.  We thank them for their valuable contributions and wish them well in their future endeavors.”

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States.  MSC (without giving effect to the acquisition of J & L) distributes more than 500,000 industrial products from approximately 2,100 suppliers to approximately 345,000 customers.  In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial United States.  MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 90 branch sales offices, approximately 565 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly any revisions to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.  Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, the Company’s ability to timely and efficiently integrate the J & L business and realize the anticipated synergies from the transaction, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, recent changes in accounting for equity related compensation, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and various other risk factors listed from time to time in the Company’s SEC reports.

#   #   #